Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-8

CONCORDE INTERNATIONAL GROUP LTD

Table 1: Newly Registered Securities

Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Class A ordinary shares, par value US$0.00001 per share, reserved for issuance pursuant to the Concorde International Group Ltd 2026 Equity Incentive Plan	(1)	Other	45,397,094	$0.4289	$19,470,813.62	0.0001381	$2,688.92

Total Offering Amounts:						$19,470,813.62		2,688.92
Total Fee Offsets:								0.00
Net Fee Due:								$2,688.92

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Offering Note(s)

(1)	The amount registered represents Class A ordinary shares issuable upon exercise of awards granted under the Concorde International Group Ltd 2026 Equity Incentive Plan (the “Plan”) as well as the Class A ordinary shares reserved for future awards under the Plan. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of additional shares which may be offered and issued to prevent dilution from share splits, share dividends or similar transactions as provided in the Plan. Any Class A ordinary shares covered by an award granted under the Plan (or portion of an award) that terminates, expires or lapses for any reason will be deemed not to have been issued for purposes of determining the maximum aggregate number of Class A ordinary shares that may be issued under the Plan.

The proposed maximum offering price per share represents shares of Class A ordinary shares reserved for future grants under the Plan as of August 28, 2026, based on the 206,674,356 Class A Ordinary Shares and 20,311,112 Class B Ordinary Shares issued and outstanding as of the same date. The proposed maximum offering price per share, which is estimated solely for the purposes of calculating the registration fee under Rule 457(c) and Rule 457(h) under the Securities Act, is based on the average of the high and low prices for the Registrant’s Class A ordinary shares as quoted on the Nasdaq Stock Market on August 21, 2026.